                                                           Exhibit No. EX-99.d.1

                                     FORM OF

                          INVESTMENT ADVISORY AGREEMENT

     THIS AGREEMENT, is made by and between The TIGERS Revenue Trust, a Delaware statutory trust (the "Trust"), on behalf of its series, TIGERS  Revenue-Weighted
Large Cap Index Fund ("Large Cap Fund"),  TIGERS  Revenue-Weighted Mid Cap Index
Fund ("Mid Cap Fund") and TIGERS  Revenue-Weighted  Small Cap Index Fund ("Small
Cap Fund") (collectively,  the "Funds"), and VTL Associates, LLC, a Pennsylvania
limited liability company (the "Advisor").

                              W I T N E S S E T H:

     WHEREAS, the Trust has been organized and operates as an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act")
and  engages  in the  business  of  investing  and  reinvesting  its  assets  in securities and other investments; and

     WHEREAS,  the  Advisor  is  a  registered   investment  adviser  under  the
Investment Advisers Act of 1940, as amended (the "Advisers Act"), and engages in the business of providing investment management services; and

     WHEREAS,  the Trust has  selected  the  Advisor to serve as the  investment adviser for each of the Funds effective as of the date of this Agreement.

     NOW, THEREFORE,  in consideration of the mutual covenants herein contained, the sufficiency of which is hereby acknowledged,  and each of the parties hereto intending to be legally bound, the parties hereby agree as follows:

     1. The Trust, on behalf of each of the Funds, hereby employs the Advisor to manage the investment and reinvestment of each of the Funds' assets,  subject to the  direction  of the Board of Trustees  (the  "Board") and the officers of the
Trust, for the period and on the terms hereinafter set forth. The Advisor hereby accepts such employment and agrees during such period to render the services and assume the obligations set forth herein for the  compensation  herein  provided.
The Advisor  shall,  for all  purposes  herein,  be deemed to be an  independent contractor, and shall, unless otherwise expressly provided and authorized,  have no authority to act for or to represent the Trust or the Funds in any way, or in any way be  deemed  an  agent of the  Trust  or the  Funds.  The  Advisor  shall regularly make decisions as to what securities to purchase and sell on behalf of each of the  Funds and shall  record  and  implement  such  decisions  and shall furnish  the Board  with such  information  and  reports  regarding  the  Funds'
investments  as the Advisor  deems  appropriate  or as the Board may  reasonably request.  Subject  to  compliance  with the  requirements  of the 1940 Act,  the
Advisor may retain one or more investment advisers registered under the Advisers
Act as  sub-adviser(s)  to the Funds,  at the  Advisor's  own  expense,  and the
Advisor may delegate to such  sub-advisor any obligations or services assumed by it hereunder.

     2. Each of the Funds shall conduct their own business and affairs and shall bear the expenses and salaries necessary and incidental  thereto including,  but not in limitation of the foregoing,  the costs  incurred in: the  maintenance of their corporate existence; the maintenance of their registration statement under applicable  federal securities laws;  preparation,  filing and printing of their prospectus,  statement  of  additional  information  and sales  literature;  the maintenance of their  compliance  program;  the compensation of their compliance officer(s); the maintenance of their own books, records and procedures;  dealing with their own  shareholders;  the  payment  of  dividends;  transfer  of stock, including  issuance,  redemption and repurchase of shares;  preparation of share certificates;  reports  and  notices to  shareholders;  calling  and  holding of shareholders'  meetings;  miscellaneous office expenses;  brokerage commissions;
custodian fees; legal and accounting  fees; and taxes.  Members and employees of the Advisor may be trustees,  officers or employees of the Trust. In the conduct of the  respective  businesses of the parties  hereto and in the  performance of this  Agreement,  the Trust may  obtain  office  space and  facilities  from the
Advisor and will  reimburse the Advisor for its rent or other  expenses  thereby incurred.

     3. (a) The Advisor  shall place and execute  each of the Funds'  orders for the purchase and sale of portfolio  securities with  broker-dealers.  Subject to the obtaining the best price and execution reasonably available,  the Advisor is authorized to place orders for the purchase and sale of portfolio securities for each of the Funds with such  broker-dealers  as it may select from time to time.
Subject to  subparagraph  (b) below,  the  Advisor is also  authorized  to place transactions  with brokers who provide  research or  statistical  information or analyses  to the Funds,  to the  Advisor,  or to any other  client for which the
Advisor provides investment  advisory services.  The Advisor also agrees that it will cooperate with the Trust to allocate  brokerage  transactions to brokers or dealers who provide benefits directly to the Funds; PROVIDED, HOWEVER, that such allocation  comports with  applicable law including,  without  limitation,  Rule
12b-1(h) under the 1940 Act.

     (b) Notwithstanding the provisions of subparagraph (a) above and subject to such policies and  procedures as may be adopted by the Board and officers of the
Trust,  the Advisor is  authorized to cause each of the Funds to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer  would have charged for  effecting  that  transaction,  in such instances  where the  Advisor has  determined  in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services  provided by such member,  broker or dealer,  viewed in terms of either that  particular  transaction  or the Advisor's  overall  responsibilities  with respect  to the  Funds and to other  funds or  clients  for  which  the  Advisor exercises investment discretion.

     (c) The Advisor is authorized to direct portfolio  transactions to a broker that is an affiliated person of the Advisor or the Funds in accordance with such standards and procedures as may be approved by the Board in accordance with Rule
17e-1 under the 1940 Act, or other rules promulgated by the U.S.  Securities and
Exchange  Commission  ("SEC").  Any transaction placed with an affiliated broker must  (i) be  placed  at  best  execution,  and  (ii)  may  not  be a  principal transaction.

     (d) The Advisor is  authorized  to  aggregate  or "bunch"  purchase or sale orders for the Funds with orders for various other clients when it believes that such action is in the best interests of the Funds and all other such clients. In such an event,  allocation of the  securities  purchased or sold will be made by the Advisor in accordance with the Advisor's written policy.

     4. (a) As compensation for the services to be rendered to each of the Funds by the Advisor under the  provisions of this  Agreement,  the Trust on behalf of each of the Funds shall pay to the Advisor from each Funds' assets an annual fee equal to 0.50%  for Large Cap Fund and 0.55% for Mid Cap Fund and Small Cap Fund
of the daily average net assets of the  respective  Funds,  payable on a monthly basis.

     (b) If this Agreement is terminated prior to the end of any calendar month, the  management fee shall be prorated for the portion of any month in which this
Agreement is in effect  according to the proportion which the number of calendar days,  during which the Agreement is in effect,  bears to the number of calendar days in the  month,  and  shall be  payable  within  10 days  after  the date of termination.

     (c) The  Advisor  shall  look  exclusively  to the  assets of each Fund for payment of the advisory fees with regard to that Fund.

     5. The  services  to be  rendered  by the Advisor to the Trust on behalf of each of the Funds under the provisions of this Agreement are not to be deemed to be  exclusive,  and the  Advisor  shall be free to render  similar or  different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

     6. The  Advisor,  its  members,  employees  and  agents may engage in other
businesses,   may  render  investment  advisory  services  to  other  investment companies, or to any other corporation, association, firm, entity or individual, and may render  underwriting  services to the Trust on behalf of the Funds or to
any  other  investment  company,  corporation,   association,  firm,  entity  or
individual.  In  accordance  with the Advisers  Act, if there is a change in the membership of the Advisor,  which is a limited  liability  company,  the Advisor shall,  within a  reasonable  time after such  change,  notify the Trust and the
Board of the change.

     7. In the absence of willful  misfeasance,  bad faith,  gross negligence or reckless  disregard in the  performance of its duties to the Funds,  the Advisor shall not be liable to the Trust,  the Funds or to any Trustee or shareholder of the  Trust or the  Funds  for any loss or  damage  arising  from any  action  or omission in the course of, or connected with,  rendering  services  hereunder or for any losses that may be  sustained  in the  purchase,  holding or sale of any investment or security, or otherwise.

     8. (a) This Agreement shall be executed and become effective as of the date written below if approved by (i) the Board, including a majority of the Trustees who are not parties to this  Agreement or interested  persons of such party (the
"Independent  Trustees"),  cast in person at a meeting called for the purpose of voting on such  approval;  and (ii) the vote of a  majority  of the  outstanding voting securities of each of the Funds. It shall continue in effect for a period of two years and may be  renewed  thereafter  only so long as such  renewal  and continuance is specifically approved as required by the 1940 Act (currently,  at least annually by the Board or by vote of a majority of the  outstanding  voting securities  of each of the Funds and only if the  terms and the  renewal  hereof have been approved by the vote of a majority of the Independent  Trustees,  cast in person at a meeting called for the purpose of voting on such approval).

     (b) No amendment  to this  Agreement  shall be  effective  unless the terms thereof have been approved as required by the 1940 Act  (currently,  by the vote of a majority of the outstanding voting securities of each of the Funds,  unless such shareholder approval would not be required under applicable interpretations by the staff of the SEC, and by the vote of a majority of Independent  Trustees, cast in person at a meeting called for the purpose of voting on such approval).

     (c) In connection  with such renewal or amendment,  it shall be the duty of the Board to request and evaluate,  and the duty of the Advisor to furnish, such information  as may be  reasonably  necessary  to  evaluate  the  terms  of this
Agreement and any amendment thereto.

     (d) Notwithstanding the foregoing,  this Agreement may be terminated by the
Trust at any time,  without  the payment of a penalty,  on sixty  days'  written notice to the Advisor of the Trust's  intention to do so,  pursuant to action by the  Board  or  pursuant  to a vote  of a  majority  of the  outstanding  voting securities of each of the Funds. The Advisor may terminate this Agreement at any time,  without the payment of penalty on sixty days' written notice to the Trust of its intention to do so. Upon  termination of this Agreement,  the obligations of all the parties  hereunder  shall cease and  terminate as of the date of such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination,  and except for the obligation of the Trust to pay to the Advisor the fee  provided in  Paragraph 4 hereof.  This  Agreement shall automatically  terminate in the event of its assignment unless the parties hereto  obtain an  exemption  from the SEC from the  provisions  of the 1940 Act pertaining to the subject matter of this paragraph.

     9.  This  Agreement  shall  extend  to  and  bind  the  heirs,   executors,
administrators and successors of the parties hereto.

     10. For the  purposes of this  Agreement,  the terms "vote of a majority of the outstanding voting securities"; "interested persons"; and "assignment" shall have the  meaning  defined  in the 1940 Act and the  rules  and  interpretations thereunder.

     IN WITNESS  WHEREOF,  the parties hereto have this Agreement to be executed by their duly authorized officers this __ day of __________, 2007.

                                        THE TIGERS REVENUE TRUST
                                        On behalf of TIGERS Revenue-Weighted
                                        Large Cap Index Fund, TIGERS Revenue-
                                        Weighted Mid Cap Index Fund and TIGERS
                                        Revenue-Weighted Small Cap Index Fund

Attest:_______________________      By:______________________________
                                    Name:
                                    Title:

                                    VTL ASSOCIATES, LLC

Attest:______________________       By:______________________________
                                    Name:
                                    Title